PRA EXPANDS CREDIT FACILITY TO $633 MILLION

NORFOLK, Va., August 21, 2013– Portfolio Recovery Associates, Inc. (PRA or NASDAQ: PRAA), a financial and business services company operating in the U.S. and U.K, today announced it had modified its Credit Agreement of December 19, 2012, as amended, by increasing its lenders’ domestic revolving credit commitments by $35.5 million, increasing its aggregate credit facility from $597.5 million to $633 million.

Three Virginia-based banks – Bank of Hampton Roads, Heritage Bank and Union First Market – were added as new lenders, while three other banks in the facility adjusted their credit commitments. After the $35.5 million increase in the amount of revolving credit availability pursuant to the modifications announced today, the total credit facility under the Credit Agreement now includes an aggregate principal amount available of $633 million, which consists of (i) a fully-funded $197.5 million term loan, (ii) a $415.5 million domestic revolving credit facility, of which $415.5 million is available to be drawn, and (iii) a $20 million multi-currency revolving credit facility, of which $20 million is available to be drawn, all of which mature on December 19, 2017.

“Our expanded credit facility coupled with our recently completed $287.5 million convertible debt offering puts PRA in a strong position to accomplish its growth objectives,” said Kevin Stevenson, executive vice president, chief financial and administrative officer, treasurer and assistant secretary, PRA.

About PRA
As a leader in the U.S. debt buying industry, PRA returns capital to banks and other creditors that helps expand financial services for consumers. PRA collaborates with its customers to create affordable, realistic debt repayment plans. The company also provides a broad range of fee-based services to local governments and law enforcement, U.S. businesses, institutional investors, global hedge funds, and U.K. banks and creditors.

PRA has been annually ranked as one of Forbes’ 100 Best Small Companies in America since 2007, advancing to the Top 25 in 2012. The company also was recognized last year as one of Fortune’s 100 Fastest-Growing Companies in the U.S.  For more information, visit www.PortfolioRecovery.com.

About Forward-Looking Statements
Statements herein which are not historical, including PRA’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to PRA’s presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA’s filings with the Securities and Exchange Commission (SEC) including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the SEC and available through PRA’s website, which contain a more detailed discussion of PRA’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Media Contact:
Rick Goulart
Vice President, Corporate Communications
(757) 961-3525
RickGoulart@PortfolioRecovery.com